                                                                      EXHIBIT 99

                       RESOLUTION OF BOARD OF DIRECTORS

     I, Robert S. Seiler, hereby certify that the attached is a true, complete and correct copy of a resolution of the Board of Directors of Northbrook Life Insurance Company, with respect to the Northbrook Life Market Value Adjusted Contract, as adopted on March 1, 1991.

     IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of said corporation to be affixed this 5th day of March, 1991.



                                       /s/ Robert S. Seiler
                                       ----------------------------
                                       Robert S. Seiler
                                       Senior Vice President, Secretary
                                        and General Counsel



(Corporate Seal)

                       WRITTEN CONSENT OF ALL DIRECTORS
                                      OF
                       NORTHBROOK LIFE INSURANCE COMPANY
                                 MARCH 1, 1991


     Pursuant to the provisions of Section 10 of the Illinois Insurance Code of 1937, we the undersigned being all of the Directors of Northbrook Life Insurance Company, an Illinois Corporation, do hereby consent to the following actions being taken by and on behalf of Northbrook Life Insurance Company.

     BE IT RESOLVED, That, pursuant to the Company's plan to issue market value adjusted annuity contracts ("Contracts), the appropriate officers, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and hereby are, authorized and directed to take all action necessary to: (a) register the Contracts on a continuous basis and in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (b) take all other actions which are necessary in connection with the offering of said Contracts for sale in order to comply with the Securities exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings or other requirements of applicable federal laws, as the officers of the Company shall deem necessary or appropriate; and

     BE IT FURTHER RESOLVED, That the Senior Vice President, Secretary and General Counsel, and the Vice President of the Company's Dean Witter Profit Center, and either of them with full power to act without the other, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Company as issuer of the Contracts, a Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

     BE IT FURTHER RESOLVED, That the Senior Vice President, Secretary, and General Counsel is hereby appointed as agent for service under any such registration statement and any and all amendments thereof, and is duly authorized to receive communications and notices from the Securities and Exchange Commission under the Securities Act of 1933; and

     BE IT FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any states of the United States of America or other jurisdictions, and in connection therewith, to prepare execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem them to be in the best interest of the Company; and

     BE IF FURTHER RESOLVED, That the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

UNDERSTANDING OF DIRECTORS
--------------------------

     IT IS EXPRESSLY UNDERSTOOD by all of the undersigned Directors of the Corporation that this WRITTEN CONSENT shall and does have the same legal effect as an unanimous vote of the same at a duly called, convened and held Director's meeting.

     IN WITNESS WHEREOF, all of the Directors of Northbrook Life Insurance Company have signed this WRITTEN CONSENT as of the day and year first above written.


 /s/ Marla G. Friedman
----------------------------------
MARLA G. FRIEDMAN


 /s/ Peter H. Heckman
----------------------------------
PETER H. HECKMAN


 /s/ Louis G. Lower, II
----------------------------------
LOUIS G. LOWER, II


 /s/ David E. McPherson
----------------------------------
DAVID E. McPHERSON


 /s/ Myron J. Resnick
----------------------------------
MYRON J. RESNICK


 /s/ Robert S. Seiler
----------------------------------
ROBERT S. SEILER